UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 2, 2007
Date of Report (Date of earliest event reported)
INTUIT INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21180	77-0034661

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
2700 Coast Avenue
Mountain View, CA 94043
(Address of principal executive offices, including zip code)
(650) 944-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.01

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 2, 2007, the Compensation and Organizational Development Committee of Intuit’s Board of Directors approved the appointment of R. Neil Williams as Senior Vice President and Chief Financial Officer of Intuit. Mr. Williams will assume his new role at Intuit on January 7, 2008, replacing Intuit’s current Chief Financial Officer, Kiran Patel, who will continue in his position as Senior Vice President and General Manager of Intuit’s Consumer Tax Group.
Beginning in 2001, Mr. Williams, 54, served as Executive Vice President of Visa U.S.A., Inc., the leading payments company in the U.S., and in 2004 became Chief Financial Officer, leading all financial functions for the company and its subsidiaries. Mr. Williams also held the dual role of Chief Financial Officer for Inovant LLC, Visa’s global IT organization responsible for global transactions processing and technology development. Mr. Williams holds a bachelor’s degree in business administration from the University of Southern Mississippi, and is a certified public accountant.
Intuit has entered into an employment agreement with Mr. Williams dated November 2, 2007, with the following terms:
          Salary and Bonus. Mr. Williams will be paid an annual base salary of $550,000. Mr. Williams is also eligible to receive a target annual bonus of 75% of his base salary in accordance with the terms of Intuit’s Performance Incentive Plan, with a guaranteed minimum bonus payment of $400,000 for fiscal 2008. Mr. Williams will also receive a first-year anniversary bonus of $200,000 and a second-year anniversary bonus of $200,000, both of which are subject to pro rata repayment in the event Mr. Williams leaves Intuit prior to his second and third anniversaries of his start date, respectively.
          Equity Awards. Mr. Williams will be granted a nonqualified stock option to purchase 100,000 shares of Intuit common stock on the seventh business day of February 2008. The exercise price per share will be equal to the closing price of our common stock on the date of grant, and the option will vest over three years, with 33 1/3% of the option shares vesting on the first anniversary of Mr. Williams’ start date and the remaining option shares vesting monthly. Mr. Williams will also be granted 30,000 restricted stock units on the seventh business day of February 2008. The restricted stock units will vest and become issuable to Mr. Williams over three years, with 50% of the restricted stock units vesting on February 1, 2010 and the remaining 50% of the restricted stock units vesting on February 1, 2011. The stock options and restricted stock units will be subject to the terms of the Intuit Inc. 2005 Equity Incentive Plan.
          Separation Benefits. In the event of Mr. Williams’ termination following a change in control of Intuit, his involuntary termination or termination without cause, Mr. Williams will be eligible to receive (i) a single lump sum severance payment equal to 12 months of his then current annual base salary and 100% of his target bonus for the then current fiscal year; and (ii) immediate pro-rata acceleration of the vesting of the stock option and restricted stock units noted above.  The terms and conditions of these payments are described in the employment agreement.
          The above description is qualified in its entirety by reference to Mr. Williams’ employment agreement which is filed as Exhibit 10.01 to this report on Form 8-K.
Item 9.01. Financial Statements and Exhibits. .
(d) Exhibits.

Exhibit No.	Description
10.01	Letter Regarding Terms of Employment by and between Intuit Inc. and Mr. R. Neil Williams, dated November 2, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intuit Inc.

Date: November 8, 2007	By:	/s/ LAURA A. FENNELL

Laura A. Fennell
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.01	Letter Regarding Terms of Employment by and between Intuit Inc. and Mr. R. Neil Williams, dated November 2, 2007